Exhibit 10.2

COLLATERAL AGREEMENT

made by

M/I HOMES, INC.,

and certain of its Subsidiaries

in favor of

PNC BANK, NATIONAL ASSOCIATION,

as Collateral Agent

Dated as of January 15, 2009

TABLE OF CONTENTS
Page

Section 1.	DEFINED TERMS	2

1.1	Definitions	2

1.2	Other Definitional Provisions	4

Section 2.	GRANT OF SECURITY INTEREST	4

Section 3.	REPRESENTATIONS AND WARRANTIES	5

3.1	Title; No Other Liens	5

3.2	Perfected First Priority Liens	6

3.3	Jurisdiction of Organization: Chief Executive Office	6

3.4	Farm Products	6

3.5	Investment Property	6

3.6	Intellectual Property	6

Section 4.	COVENANTS	6

4.1	Maintenance of Insurance	7

4.2	Payment of Obligations	7

4.3	Maintenance of Perfected Security Interest; Further Documentation	7

4.4	Changes in Name, etc	7

4.5	Notices	7

4.6	Receivables	8

4.7	Intellectual Property	8

Section 5.	INVESTING AMOUNTS IN THE CASH ACCOUNTS	8

5.1	Investments	8

5.2	Liability	9

Section 6.	REMEDIAL PROVISIONS	9

6.1	Certain Matters Relating to Receivables	9

6.2	Communications with Obligors; Grantors Remain Liable	9

6.3	Proceeds to be Turned Over To Collateral Agent	10

6.4	Application of Proceeds	10

6.5	Code and Other Remedies	10

6.6	Subordination	11

6.7	Deficiency	11

Section 7.	COLLATERAL AGENT	11

7.1	Collateral Agent’s Appointment as Attorney-in-Fact. etc	11

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TABLE OF CONTENTS
(continued)
Page

7.2	Duty of Collateral Agent	13

7.3	Execution of Financing Statements	13

7.4	Authority of Collateral Agent	13

Section 8.	MISCELLANEOUS	13

8.1	Amendments in Writing	14

8.2	Notices	14

8.3	No Waiver by Course of Conduct; Cumulative Remedies	14

8.4	Payment of Expenses and Taxes	14

8.5	Successors and Assigns	14

8.6	Counterparts	14

8.7	Severability	14

8.8	Section Headings	15

8.9	Integration	15

8.10	Governing Law	15

8.11	Submission to Jurisdiction	15

8.12	Acknowledgements	15

8.13	Additional Grantors	15

8.14	Releases	15

8.15	WAIVER OF JURY TRIAL	16

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COLLATERAL AGREEMENT

COLLATERAL AGREEMENT, dated as of January 15, 2009, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of PNC Bank, National Association, as collateral agent (in such capacity, the “Collateral Agent”), for JPMorgan Chase Bank, N.A., as Agent (the “Agent”), and the lenders (the “Lenders”) from time to time parties to the Second Amended and Restated Credit Agreement dated as of October 6, 2006 (as amended by a First Amendment to Second Amended and Restated Credit Agreement dated as of August 28, 2007, a Second Amendment to Second Amended and Restated Credit Agreement dated as of March 27, 2008, a Third Amendment (as defined below) and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among M/I Homes, Inc., an Ohio corporation (“Borrower”), the Lenders and JPMorgan Chase Bank, N.A. as Agent (“Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, Borrower is a member of an affiliated group of companies that includes each other Grantor,

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

WHEREAS, pursuant to the Third Amendment to Second Amended and Restated Credit Agreement dated as of January 15, 2009 (the “Third Amendment”), to and under the Credit Agreement, Borrower and the other Grantors have agreed to enter into this Agreement in order to grant a valid, binding, enforceable and perfected security interest in, and Lien on, certain of its assets, for the ratable benefit of the Secured Parties; and

WHEREAS, pursuant to Section 10(c) of the Third Amendment, it is required that the Grantors shall, have executed and delivered this Agreement to Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce Agent and the Lenders to enter into the Third Amendment and to induce the Lenders to make their respective extensions of credit to Borrower under the Credit Agreement, each Grantor hereby agrees with Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.                                DEFINED TERMS

1.1           Definitions.  (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC:  Account, Chattel Paper, Commercial Tort Claims,

Document, Equipment, Farm Products, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Right and Supporting Obligation.

(b)           The following terms shall have the following meanings:

“Agreement”:  this Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Obligations”:  “Obligations” as defined in the Credit Agreement and shall in any event include interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Facility L/C, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to Collateral Agent, Agent or to the Lenders that are required to be paid by Borrower pursuant to the terms of any of the foregoing agreements).

“Cash Account”:  collectively, each of Borrower’s Deposit Accounts and securities accounts (as defined in the New York UCC) identified on Schedule 5 and any subaccount, substitute or successor account that is identified in writing as a substitute or successor account.  The Cash Account is comprised of the Secured Borrowing Base Account.

“Cash Collateral”:  the collective reference to:

(a)           all cash, instruments, securities and funds deposited from time to time in the Cash Account;

(b)           all investments of funds in the Cash Account and all instruments and securities evidencing such investments; and

(c)           all interest, dividends, cash, instruments, securities and other property received in respect of, or as proceeds of, or in substitution or exchange for, any of the foregoing.

“Collateral”:  as defined in Section 2.

“Collateral Account”:  any collateral account established by Collateral Agent as provided in Section 6.1 or 6.3.

“Copyright Licenses”:  any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights”:  (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Guarantor Obligations”:  with respect to any Guarantor, all obligations and liabilities of such Guarantor or any other Guarantor which may arise under or in connection with the Guaranty Agreement or any other Loan Document, to which such Guarantor or any other Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent, Collateral Agent or to the Lenders that are required to be paid by such Guarantor or any other Guarantor pursuant to the terms of the Guaranty Agreement or any other Loan Document).

“Guarantors”:  the collective reference to each Grantor other than Borrower.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Issuers”:  the collective reference to each issuer of any Investment Property.

“New York UCC”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”:  (i) in the case of Borrower, Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Patent License”:  all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Patents”:  (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof; and (iii) all rights to obtain any reissues or extensions of the foregoing.

 Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”:  any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance.  “Receivable” includes any Account.

“Secured Parties”:  the collective reference to the Agent, Collateral Agent, the Lenders and any other parties to which Borrower Obligations or Guarantor Obligations, as applicable, are owed.

“Securities Act”:  the Securities Act of 1933, as amended.

“Trademark License”:  any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

“Trademarks”:  (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.

1.2           Other Definitional Provisions.  i) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)           Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.      GRANT OF SECURITY INTEREST

Each Grantor hereby grants to Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)           all Accounts;

(b)           all Cash Collateral;

(c)           all Chattel Paper;

(d)           the Cash Account;

(e)           all Commercial Tort Claims;

(f)           all Documents;

(g)           all Equipment;

(h)           all Fixtures;

(i)           all General Intangibles;

(j)           all Goods;

(k)           all Instruments;

(l)           all Intellectual Property;

(m)           all Inventory;

(n)           all Investment Property;

(o)           all Letter-of-Credit Rights;

(p)           to the extent not otherwise described above, all rights to receipt of federal income tax refunds for the 2008 fiscal year of Borrower (collectively, “Tax Refunds”) and all other personal property (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(q)           all books and records pertaining to the Collateral; and

(r)           to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 2, this Agreement shall not constitute a grant of a security interest in, and the term Collateral shall not include, (i) any property now owned or hereafter acquired by any Grantor to the extent that such grant of a security interest is prohibited by any requirements of law of a governmental authority, requires a consent not obtained of any governmental authority pursuant to such requirement of law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document (including, without limitation, an Aircraft Security Agreement dated as of April 4, 2008 between Wachovia Financial Services, Inc. and M/I Properties LLC) to which such property or such Grantor is subject or evidencing or giving rise to such property or, in the case of any Investment Property, any applicable shareholder or similar agreement, except to the extent that such requirement of law or the term in such contract, license, agreement, instrument or other document (other than (1) any such contract, license, agreement instrument or document evidencing Indebtedness, guarantee obligations or similar financing arrangements of any Grantor or (2) any shareholder, joint-venture or similar agreement, in each case to the extent permitted under the Credit Agreement) providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law (ii) any intent-to-use trademark application to the extent and for so long as creation by a Grantor of a security interest therein would result in the loss by such Grantor of any material rights therein and (iii) any property now owned or hereafter acquired of any Grantor subject to a Lien or security interest in favor of any third party on the date hereof permitted under the Credit Agreement and any replacement Lien or security interest with respect to such property permitted under the Credit Agreement.

SECTION 3.        REPRESENTATIONS AND WARRANTIES

To induce Agent and the Lenders to enter into the Third Amendment and to induce the Lenders to make their respective extensions of credit to Borrower under the Credit Agreement, each Grantor hereby represents and warrants to the Agent, Collateral Agent and each Lender that:

3.1           Title; No Other Liens.  Except for the security interest granted to Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.

3.2           Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to Collateral Agent in completed and duly executed form) will constitute valid perfected (to the extent such security interest can be perfected by such filings or actions) security interests in all of the Collateral in favor of Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except, in the case of Collateral other than the Cash Collateral, for Liens permitted by the Credit Agreement.

3.3           Jurisdiction of Organization:  Chief Executive Office.  On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3.  Such Grantor has furnished to Collateral Agent a certified charter, certificate of incorporation or other organization document and good standing certificate as of a date which is recent to the date hereof.

3.4           Farm Products.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

3.5           Investment Property.  Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of or claims of, any other Person, except the security interest created by this Agreement and the Liens permitted by the Credit Agreement.

3.6           Intellectual Property.  ii) On the date hereof, all Intellectual Property material to such Grantor’s business is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

(b)           No holding, decision or judgment has been rendered by any governmental authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have, in any one case or in the aggregate, a materially adversely affect on the financial condition, operations, properties, or business of Borrower or any Guarantor or any Subsidiary of Borrower or the ability of Borrower or any Guarantor to perform its obligations under the Loan Documents to which it is a party.

(c)           No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property material to such Grantor’s business or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property material to such Grantor’s business.

SECTION 4.       COVENANTS

Each Grantor covenants and agrees with the Agent, Collateral Agent and the Lenders that, from and after the date of this Agreement until the Maturity Date and the payment in full of all outstanding Obligations (or, with respect to outstanding Facility L/Cs, cash collateralization or other arrangements reasonably satisfactory to Issuers of and Agent):

               4.1         Maintenance of Insurance.  iii) Such Grantor will maintain, with financially sound and reputable companies, insurance policies insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as required by the Credit Agreement.

(b)           Borrower shall deliver to Collateral Agent evidence with respect to such insurance as Collateral Agent may from time to time reasonably request in writing.

4.2           Payment of Obligations.  Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto (to the extent required by GAAP) have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

4.3           Maintenance of Perfected Security Interest; Further Documentation.  iv) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest to the extent required by this Agreement having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever other than, in the case of Collateral other than the Cash Collateral, any holder of Liens permitted by the Credit Agreement, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b)           At any time and from time to time, upon the written request of Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) in the case of the Cash Account and any other relevant Collateral, taking any actions necessary to enable Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto, (iii) in the case of Investment Property comprised of certificated securities and any other relevant Collateral (other than Goods, Instruments and Chattel Paper received held in the ordinary course of business), delivering such certificates together with such stock powers and other writings as shall be necessary or appropriate to perfect the security interest of Collateral by delivery or possession and (iv) promptly notify the Collateral Agent in a writing identifying with reasonable specificity any commercial tort claim that becomes Collateral hereunder.

(c)           Concurrently, with the filing of the Borrower’s 2008 Federal tax return claiming a Tax Refund, the Borrower will submit a Form 8302 to the United States Internal Revenue Service directing that all amounts refunded to the Borrower be paid directly into the Secured Borrowing Base Account.

4.4           Changes in Name, etc.  Such Grantor will not, except upon prior written notice to Collateral Agent and delivery to Collateral Agent of all additional executed financing statements and other documents reasonably requested by Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or (ii) change its name.

4.5           Notices.  Such Grantor will advise Agent promptly, in reasonable detail, of:

(a)           any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of Collateral Agent to exercise any of its remedies hereunder; and

(b)           of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

4.6           Intentionally Omitted.

4.7           Intellectual Property.  v) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable requirements of law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b)           Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(c)           Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired.  Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

(d)           Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(e)           Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(f)           In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

SECTION 5.       INVESTING AMOUNTS IN THE CASH ACCOUNT

    5.1     Investments.  To the extent that the security interest of Collateral Agent is the Cash Account is perfected by control pursuant to an agreement restricting Borrower’s access thereto, if requested by Borrower, Collateral Agent will, from time to time, invest amounts on deposit in the Cash Account in investments listed on Schedule 4.  All investments shall be made in the name of Collateral Agent or a nominee of Collateral Agent and in a manner that preserves Borrower’s ownership of, and Collateral Agent’s perfected first priority Lien on, such investments.  All income received from such investments shall accrue for the benefit of Borrower (subject to application of Cash Collateral in accordance with the terms of this Agreement) and shall be credited to the Cash Account.  Collateral Agent will only make investments in which it can obtain a first-priority, perfected security interest, and Borrower hereby agrees to execute promptly any documents which Collateral Agent or Agent may require Borrower to execute any documents to implement or effectuate the provisions of this Agreement.

5.2           Liability.  Collateral Agent shall have no responsibility to Borrower for any loss or liability arising in respect of the investments of the Cash Collateral (including, without limitation, as a result of the liquidation of any thereof before maturity), except to the extent that such loss or liability is found to be based on Collateral Agent’s gross negligence or willful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction.

SECTION 6.      REMEDIAL PROVISIONS

6.1           Certain Matters Relating to Receivables.  vi) At any time during the continuance of an Event of Default, Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as Collateral Agent may require in connection with such test verifications.

(b)           Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables but Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  If requested in writing by Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of Collateral Agent, subject to withdrawal by Collateral Agent for the account of the Lenders only as provided in Section 6.4, and (ii) until so turned over, shall be held by such Grantor in trust for Collateral Agent and the Lenders, segregated from other funds of such Grantor.

(c)           At Collateral Agent’s written request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables that are Collateral, including, without limitation, all original orders, invoices and shipping receipts.

6.2           Communications with Obligors; Grantors Remain Liable.  vii) Collateral Agent in its own name or in the name of others may after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables that are Collateral to verify with them to Collateral Agent’s satisfaction the existence, amount and terms of any Receivables.

       (b)    Upon the written request of Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that are Collateral that the Receivables have been assigned to Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to Collateral Agent.

(c)           Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables that are Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Agent, Collateral Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Agent, Collateral Agent or any Lender of any payment relating thereto, nor shall the Agent, Collateral Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3          Proceeds to be Turned Over To Collateral Agent.  In addition to the rights of the Agent, Collateral Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, upon written request from Collateral Agent, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Agent, Collateral Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to Collateral Agent, if requested).  All Proceeds received by Collateral Agent hereunder shall be held by Collateral Agent in a Collateral Account maintained under its sole dominion and control.  All such Proceeds while held by Collateral Agent in a Collateral Account (or by such Grantor in trust for the Agent, Collateral Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.4.

6.4          Additional Rights of Collateral Agent.  If an Event of Default shall occur and be continuing, the Collateral Agent may take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, exercise the Debtor’s right to bill and receive payment for completed work, prepare the Collateral for sale and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.

6.5         Application of Proceeds.  At such intervals as may be agreed upon by Borrower and Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at Collateral Agent’s election, Collateral Agent shall pay over to Agent, and, in accordance with the Credit Agreement, Agent may apply, all or any part of the Cash Collateral or the Proceeds constituting Collateral, whether or not held in the Cash Account or any other Collateral Account, and any proceeds of the Guarantees, in payment of the Obligations in the following order:

First, to pay incurred and unpaid reasonable fees and expenses of Collateral Agent and Agent under the Loan Documents;

Second, to Agent, for application by it towards payment and cash collateralization of amounts then due and owing and remaining unpaid in respect of the

Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to Collateral Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

Fourth, any balance remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to Borrower or to whomsoever may be lawfully entitled to receive the same.

6.6           Code and Other Remedies.  If an Event of Default shall occur and be continuing, Collateral Agent, on behalf of Agent and the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law.  Without limiting the generality of the foregoing, Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Agent, Collateral Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Agent, Collateral Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at Collateral Agent’s request, to assemble the Collateral and make it available to Collateral Agent at places which Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent, Collateral Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as provided by Section 6.5, and only after such application and after the payment by Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need Collateral Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against Agent, Collateral Agent or any Lender arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7          Subordination.  Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by Collateral Agent, all Indebtedness owing by it to Borrower or any Subsidiary of Borrower shall be fully subordinated to the indefeasible payment in full in cash of such Grantor’s Obligations.

6.8         Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Agent, Collateral Agent or any Lender to collect such deficiency.

SECTION 7.   COLLATERAL AGENT

7.1           Collateral Agent’s Appointment as Attorney-in-Fact. etc.  viii) Each Grantor hereby irrevocably constitutes and appoints Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name for the purpose of carrying out the terms of this Agreement, so long as an Event of Default has occurred and is continuing, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)           in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)           in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as Collateral Agent may request to evidence the Agent’s, Collateral Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)           pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)           execute, in connection with any sale provided for in Section 6.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)           (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Collateral Agent or as Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and do, at Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent’s, Collateral Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The expenses of Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to Collateral Agent on demand.

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2           Duty of Collateral Agent.  Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as Collateral Agent deals with similar property for its own account.  Neither Agent, Collateral Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Agent, Collateral Agent and the Lenders hereunder are solely to protect the Agent’s, Collateral Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Agent, Collateral Agent or any Lender to exercise any such powers.  Agent, Collateral Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3           Execution of Financing Statements.  Pursuant to any applicable law, each Grantor authorizes Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as Collateral Agent determines appropriate to perfect the security of Collateral Agent under this Agreement.  Each Grantor authorizes Collateral Agent to use the collateral description “all personal property” in any such financing statements.  Each Grantor hereby ratifies and authorizes the filing by Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4           Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of Collateral Agent under this Agreement with respect to any action taken by Collateral Agent or the exercise or non-exercise by Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent, Collateral Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent, Collateral Agent and the Grantors, the Agent and Collateral Agent shall be conclusively presumed to be acting as agent for the Lenders with full, and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.   MISCELLANEOUS

8.1           Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with subsection 11.1 of the Credit Agreement.

8.2           Notices.  All notices, requests and demands to or upon Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in subsection 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor other than Borrower shall be addressed to such Grantor at its notice address set forth on Schedule 1.

8.3           No Waiver by Course of Conduct; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Agent, Collateral Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and are not exclusive of any rights, remedies, powers and privileges provided by law.

8.4           Payment of Expenses and Taxes.  Each Grantor agrees:

(a)           to pay or reimburse Collateral Agent and Agent for all their out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any Loan Documents to which such Grantor is a party and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including without limitation the reasonable fees and disbursements of counsel to Collateral Agent and Agent;

(b)           to pay or reimburse Agent, Collateral Agent and each Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the and any such other documents, including without limitation the reasonable fees and disbursements of counsel to Agent, Collateral Agent and each Lender; and

(c)           to pay, and to save Agent, Collateral Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5           Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Agent, Collateral Agent and the Lenders and their successors and assigns; provided that except as permitted by the Credit Agreement, no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Collateral Agent.

8.6           Intentionally Omitted.

8.7    Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement shall become effective upon the receipt by Collateral Agent of executed counterparts of this Agreement by each of the parties hereto.

8.8           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9           Section Headings.  The headings of the Sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

8.10           Integration.  This Agreement and the other Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

8.11           Governing Law.  This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with the internal laws of the State of New York but giving effect to federal laws applicable to national banks.

8.12           Submission to Jurisdiction.  Each Grantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York, New York for purposes of all legal proceedings which may arise hereunder or under any other Loan Document to which it is a party.  Each Grantor irrevocably waives to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court, and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Each Grantor consents to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to its address specified in subsection 8.2 hereof or in any other manner permitted by law.

8.13           Acknowledgements.  Each Grantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)           the relationship between Grantors and Lenders, Agent and Collateral Agent shall be solely that of borrower and lender. Neither Agent, Collateral Agent nor any Lender shall have any fiduciary responsibilities to any Grantor. Neither Agent, Collateral Agent nor any Lender undertakes any responsibility to any Grantor to review or inform any Grantor of any matter in connection with any phase of a Grantor’s business or operations;

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Grantors and the Lenders; and

(d)           the waivers and agreements of each Guarantor contained in the Guaranty Agreement in respect of Guaranteed Obligations as defined therein are incorporated herein by reference as thought set forth at length in respect of Guarantor Obligations.

                8.14          Additional Grantors.  Each Subsidiary of Borrower (other than M/I Financial Corp. and M/I Title Agency Ltd.) that is required to become a Guarantor pursuant to subsection 6.14 or 6.15 of the Credit Agreement shall also become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.15           Releases.  The Borrower may request in writing that Collateral Agent release its Lien on all or a portion of the Collateral in accordance with the terms and provisions of the Credit Agreerment.

8.16           WAIVER OF JURY TRIAL.  EACH GRANTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THE AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM.  NO GRANTOR SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY OF AGENT, ANY GRANTOR EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.  THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDERS TO PROVIDE THE COMMITMENT PURSUANT TO THE CREDIT AGREEMENT.

IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.

M/I HOMES, INC., an Ohio corporation

By:
Name:                Phillip G. Creek
Title:                  Executive Vice President and Chief Financial
           Officer

NORTHEAST OFFICE VENTURE, LIMITED
LIABILITY COMPANY, a Delaware limited liability
company
By:  M/I Homes, Inc., its sole member

By:
Name:                Phillip G. Creek
Title:                  Executive Vice President and Chief Financial
                           Officer

M/I HOMES SERVICE, LLC, an Ohio limited liability company
By M/I Homes, Inc., its sole member

                                By:
                        Name:                Phillip G. Creek
                    Title:                  Executive Vice President and Chief Financial
                                           Officer

MHO, LLC, a Florida limited liability company

By:
Name:                 J. Thomas Mason
Title:                   President and Assistant Secretary

MHO HOLDINGS, LLC, a Florida limited liability company

By:
Name:                J. Thomas Mason
Title:                  Executive Vice President, General
           Counsel and Secretary

M/I PROPERTIES LLC, an Ohio limited liability company
By:  M/I Homes, Inc., its sole member

                                By:
                        Name:                Phillip G. Creek
                                        Title:                  Executive Vice President and Chief Financial
                                           Officer

M/I HOMES OF FLORIDA, LLC, a Florida limited liability company
By:  M/I Homes, Inc., its sole member

By:
Name:                Phillip G. Creek
Title:          Executive Vice President and Chief Financial
           Officer

M/I HOMES OF ORLANDO, LLC, a Florida limited liability company

By:
Name:                Phillip G. Creek
Title:          Executive Vice President and Chief Financial
           Officer

M/I HOMES OF TAMPA, LLC, a Florida limited liability company

By:
Name:               Phillip G. Creek
Title:         Executive Vice President and Chief Financial
          Officer

2

M/I HOMES OF WEST PALM BEACH, LLC, a Florida
limited liability company

By:
Name:               Phillip G. Creek
Title:         Executive Vice President and Chief Financial
          Officer

K-TAMPA, LLC, a Florida limited liability company,
by M/I Homes of Tampa, LLC, its manager

By:
Name:               Phillip G. Creek
Title:         Executive Vice President and Chief Financial
          Officer

M/I HOMES OF DC, LLC, a Delaware limited liability company

By:
Name:               Phillip G. Creek
Title:         Executive Vice President and Chief Financial
          Officer

M/I HOMES OF CHARLOTTE, LLC, a Delaware
limited liability company

By:
Name:               Phillip G. Creek
Title:         Executive Vice President and Chief Financial
                  Officer

M/I HOMES OF RALEIGH, LLC, a Delaware
limited liability company

By:
Name:              Phillip G. Creek
Title:        Executive Vice President and Chief Financial
         Officer

3

THE FIELDS AT PERRY HALL, L.L.C., a Maryland
limited liability company

By:
Name:              Phillip G. Creek
Title:                Senior Vice President, Chief Financial Officer
                         and Assistant Secretary

WILSON FARM, L.L.C., a Maryland limited liability company

By:
Name:             Phillip G. Creek
Title:               Senior Vice President, Chief Financial Officer
                        and Assistant Secretary

M/I HOMES OF CENTRAL OHIO, LLC, an Ohio
limited liability company

By:
Name:            Phillip G. Creek
Title:      Executive Vice President and Cheif Financial
               Officer

M/I HOMES OF CINCINNATI, LLC, an Ohio limited
liability company

By:
Name:            Phillip G. Creek
Title:      Executive Vice President and Cheif Financial
               Officer

4

M/I HOMES OF INDIANA, L.P., an Indiana limited
partnership
By M/I Homes First Indiana LLC, its sole general partner

By:
Name:           Phillip G. Creek
Title:     Executive Vice President and Chief Financial
                      Officer

M/I HOMES FIRST INDIANA LLC, an Indiana limited
 liability company

By:
Name:           Phillip G. Creek
Title:     Executive Vice President and Chief Financial
              Officer

M/I HOMES SECOND INDIANA LLC, an Indiana
limited liability company
By:  M/I Homes, Inc., its sole member

By:
Name:           Phillip G. Creek
Title:     Executive Vice President and Chief Financial
              Officer

TRANSOHIO RESIDENTIAL TITLE AGENCY, LTD.,
an Ohio limited liability company
By:  M/I Homes, Inc., its sole member

By:
Name:           Phillip G. Creek
Title:     Executive Vice President and Chief Financial
              Officer

5

M/I-MAJESTIC OAKS GP, LLC, a Florida limited
liability company
By:  M/I Homes of Tampa, LLC, its sole member

By:
Name:           Phillip G. Creek
Title:     Executive Vice President and Chief Financial
              Officer

M/I HOMES OF CHICAGO, LLC, a Delaware limited
 liability company

By:
Name:           Phillip G. Creek
Title:     Executive Vice President and Chief Financial
              Officer

M/I TITLE AGENCY LTD., a Ohio limited liability
company

By:
Name:           Phillip G. Creek
Title:     Executive Vice Preseident and Chief Financial
              Officer

6

Annex 1 to
Collateral Agreement

ASSUMPTION AGREEMENT, dated as of ______________, 20___, made by _________________________(the “Additional Grantor”), in favor of PNC Bank, National Association, as Collateral Agent (in such capacity, the “Collateral Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :

WHEREAS, M/I Homes, Inc., (the “Borrower”), the Lenders and the JPMorgan Chas Bank, N.A. as Agent have entered into a Second Amended and Restated Credit Agreement, dated as of October 6, 2006 (as amended by a First Amendment to Second Amended and Restated Credit Agreement dated as of August 28, 2007, by a Second Amendment to Second Amended and Restated Credit Agreement dated as of March 27, 2008, by a Third Amendment to Second Amended and Restated Credit Agreement dated as of January 15, 2009 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Third Amendment to Second Amended and Restated Credit Agreement dated as of January 15, 2009, Borrower and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Collateral Agreement, dated as of January 15, 2009 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”) in favor of Collateral Agent for the ratable benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.           Collateral Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Collateral Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.           Governing Law.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Annex - 1

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:

Name:

Title:

Annex - 2

Annex 1-A to

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Annex - 3

Schedule 1

NOTICE ADDRESS OF GRANTORS

GRANTOR	ADDRESS
M/I Homes, Inc.	3 Easton Oval, Suite 500, Columbus, Ohio 43219
Northeast Office Venture, Limited Liability Company	3 Easton Oval, Suite 500, Columbus, Ohio 43219
M/I Homes Service, LLC	3 Easton Oval, Suite 500, Columbus, Ohio 43219
MHO, LLC	3 Easton Oval, Suite 500, Columbus, Ohio 43219
MHO Holdings, LLC	3 Easton Oval, Suite 500, Columbus, Ohio 43219
M/I Properties LLC	3 Easton Oval, Suite 500, Columbus, Ohio 43219
M/I Homes of Florida, LLC	3 Easton Oval, Suite 500, Columbus, Ohio 43219
M/I Homes of Orlando, LLC	3 Easton Oval, Suite 500, Columbus, Ohio 43219
M/I Homes of Tampa, LLC	3 Easton Oval, Suite 500, Columbus, Ohio 43219
M/I Homes of West Palm Beach, LLC	3 Easton Oval, Suite 500, Columbus, Ohio 43219
K-TAMPA, LLC	3 Easton Oval, Suite 500, Columbus, Ohio 43219
M/I Homes of DC, LLC	3 Easton Oval, Suite 500, Columbus, Ohio 43219
M/I Homes of Charlotte, LLC	3 Easton Oval, Suite 500, Columbus, Ohio 43219
M/I Homes of Raleigh, LLC	3 Easton Oval, Suite 500, Columbus, Ohio 43219
The Fields At Perry Hall, L.L.C.	3 Easton Oval, Suite 500, Columbus, Ohio 43219
Wilson Farm, L.L.C.	3 Easton Oval, Suite 500, Columbus, Ohio 43219
M/I Homes of Central Ohio, LLC	3 Easton Oval, Suite 500, Columbus, Ohio 43219
M/I Homes of Cincinnati, LLC	3 Easton Oval, Suite 500, Columbus, Ohio 43219
M/I Homes of Indiana, L.P.	3 Easton Oval, Suite 500, Columbus, Ohio 43219
M/I Homes First Indiana LLC	3 Easton Oval, Suite 500, Columbus, Ohio 43219
M/I Homes Second Indiana LLC	3 Easton Oval, Suite 500, Columbus, Ohio 43219
TransOhio Residential Title Agency Ltd.	3 Easton Oval, Suite 500, Columbus, Ohio 43219
M/I-Majestic Oaks GP, LLC	3 Easton Oval, Suite 500, Columbus, Ohio 43219
M/I Homes of Chicago, LLC	3 Easton Oval, Suite 500, Columbus, Ohio 43219

Schedule 2

FILINGS AND OTHER ACTIONS

1.           With respect to each Loan Party organized under the laws of a State or the District of Columbia, the filing of a Uniform Commercial Code Financing Statement that reasonably identifies with Collateral with the office designated for central filing in such jurisdiction.

2.           With respect to the Cash Account, the bank or securities intermediary maintaining such account the authentication of a record by which such bank or securities intermediary agrees to comply with instructions originated by the Collateral Agent without further consent of the relevant Grantor.

3.           With respect to Copyrights, Patents and Trademarks in which any Grantor has an interest that is of record with the United States Copyright Office or United States Patent and Trademark Office, as applicable, the recordation with such office of a security agreement identifying such interest and the delivery of a related power of attorney authorizing the Collateral Agent to exercise remedies in respect thereof.

Schedule 3

LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

GRANTOR	JURISDICTION OF ORGANIZATION	LOCATION OF CHIEF EXECUTIVE OFFICE
M/I Homes, Inc.	Ohio	3 Easton Oval, Suite 500, Columbus, Ohio 43219
Northeast Office Venture, Limited Liability Company	Delaware	3 Easton Oval, Suite 500, Columbus, Ohio 43219
M/I Homes Service, LLC	Ohio	3 Easton Oval, Suite 500, Columbus, Ohio 43219
MHO, LLC	Florida	4343 Anchor Plaza Parkway Suite 200 Tampa, FL 33634-6329
MHO Holdings, LLC	Florida	4343 Anchor Plaza Parkway Suite 200 Tampa, FL 33634-6329
M/I Properties LLC	Ohio	3 Easton Oval, Suite 500, Columbus, Ohio 43219
M/I Homes of Florida, LLC	Florida	4343 Anchor Plaza Parkway Suite 200 Tampa, FL 33634-6329
M/I Homes of Orlando, LLC	Florida	300 Colonial Center Parkway Suite 200, Lake Mary, FL 32746
M/I Homes of Tampa, LLC	Florida	4343 Anchor Plaza Parkway Suite 200 Tampa, FL 33634-6329
M/I Homes of West Palm Beach, LLC	Florida	4343 Anchor Plaza Parkway Suite 200 Tampa, FL 33634-6329
K-TAMPA, LLC	Florida	4343 Anchor Plaza Parkway Suite 200 Tampa, FL 33634-6329
M/I Homes of DC, LLC	Delaware	21355 Ridgetop Circle Suite 220 Sterling, VA 20166-6503
M/I Homes of Charlotte, LLC	Delaware	9335 Harris Corners Parkway, Suite 100 Charlotte, NC 28269
M/I Homes of Raleigh, LLC	Delaware	1511 Sunday Drive Suite 100 Raleigh, NC 27607
The Fields At Perry Hall, L.L.C.	Maryland	21355 Ridgetop Circle Suite 220 Sterling, VA 20166-6503
Wilson Farm, L.L.C.	Maryland	21355 Ridgetop Circle Suite 220 Sterling, VA 20166-6503
M/I Homes of Central Ohio, LLC	Ohio	3 Easton Oval, Suite 500, Columbus, Ohio 43219
M/I Homes of Cincinnati, LLC	Ohio	6279 Tri-Ridge Boulevard, Suite 110 Loveland, OH 45140
M/I Homes of Indiana, L.P.	Indiana	8500 Keystone Crossing Ste. 190 Indianapolis, IN 46240
M/I Homes First Indiana LLC	Indiana	8500 Keystone Crossing Ste. 190 Indianapolis, IN 46240
M/I Homes Second Indiana LLC	Indiana	8500 Keystone Crossing Ste. 190 Indianapolis, IN 46240
TransOhio Residential Title Agency Ltd.	Ohio	3 Easton Oval, Suite 500, Columbus, Ohio 43219
M/I-Majestic Oaks GP, LLC	Florida	4343 Anchor Plaza Parkway Suite 200 Tampa, FL 33634-6329
M/I Homes of Chicago, LLC	Delaware	East West Corporate Center Suite 160 1751 West Diehl Road Naperville, IL 60563

Schedule 4

PERMITTED INVESTMENTS

(a)           cash

(b)           marketable direct obligations of the United States of America or any agency thereof backed by the full faith and credit of the United States of America;

(c)           certificates of deposit, demand deposits, time deposits or repurchase agreements issued by any bank, other than a Defaulting Lender, with a capital and surplus of at least $25,000,000 organized under the laws of the United States of America or any state thereof;

(d)           state or municipal securities with a rating of A-1 or better (or equivalent) by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto or Moody’s Investors Service, Inc. and any successor thereto or F-1 by Fitch Ratings; and

(e)           money market funds holding assets primarily of the type described in clauses (a) through (d) above;

provided that investments of the type described in clauses (b) through (d) above shall have a maturity of less than 180 days from the date of purchase.

Schedule 5

CASH ACCOUNT

PNC Bank, National Association Account Number 4006908659